SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                  CURRENT REPORT

                 Amendment No. 1 to Application or Report Filed
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


                Date of Report (Date of Earliest Event Reported)

                                 March 31, 1997



                             EDISON MISSION ENERGY
             (Exact name of registrant as specified in its charter)


                                   CALIFORNIA
          (State or other jurisdiction of incorporation or organization)


          1-13434                                     95-4031807
   (Commission File Number)               (I.R.S. Employer Identification No.)

    18101 VON KARMAN AVENUE
       IRVINE, CALIFORNIA                                92612
(Address of principal executive offices)              (Zip Code)

       Registrant's telephone number, including area code: (714) 752-5588



                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On May 8, 1997, Mission Energy Development Australia Pty Ltd, a subsidiary of Edison Mission Energy (Registrant), completed a transaction with the State Government of Victoria (State) to acquire the State's 49% interest in the 1,000 megawatt (MW) Loy Yang B Power Station (Loy Yang B). Edison Mission Energy Australia Limited (EMEA), a subsidiary of the Registrant, (together with other wholly owned affiliates of the Registrant) initially acquired 51% of Loy Yang B from the State in December 1992. In connection with the 1992 acquisition, the State Electricity Commission of Victoria (SECV) entered into a 30 year power purchase agreement with the Registrant to acquire its share of the plant output. Loy Yang B's principal assets consist of two 500-MW units fired by brown coal located near Melbourne, Australia, which generate approximately 18% of the State's electricity. One unit commenced commercial operation in October 1993 and the other in October 1996.

Consideration for the State's 49% interest consisted of a cash payment of 84 million Australian dollars, termination of the existing power purchase agreement and other related agreements and the entering into a series of vesting contracts and hedges with the State resulting in a total transaction value of approximately 860 million Australian dollars (subject to final adjustment). The Registrant also incurred acquisition costs of approximately 17 million Australian dollars, which includes certain advisory, legal and financing fees.

Loy Yang B is expected to continue to operate as a base load power station over its estimated projected life of 50 years with revenue primarily sourced from the sale of electricity into the "Pool" (Victorian Wholesale Electricity Market which will be integrated into the National Electricity Market). To mitigate the exposure to price volatility of the electricity traded in the Pool, a number of financial hedges have been or may be entered into. "Vesting Contracts" were put into place by the State prior to the privatization of electric power distributors in order to provide more predictable pricing for those electricity customers that were unable to choose their electricity retailer. The "State Hedge" is a long-term contractual arrangement based upon wholesale electricity sales. The State guarantees SECV's obligations under the State Hedge. Revenues for electrical production in excess of the amounts committed under the Vesting Contracts and State Hedge will be based on the Pool prices. Loy Yang B also intends to enter into market hedges with private counter parties to mitigate the price volatility risk of sales into the Pool. Loy Yang B's proposed sales are detailed in the following table:

                                                                % OF PLANT OUTPUT SOLD
                                                                ----------------------
                                           VESTING CONTRACTS        STATE HEDGE      POOL & MARKET HEDGES
                                           -----------------        -----------      --------------------
YEARS:
May 8, 1997 - December 31, 2000               53% - 64%                36% - 47%               0%
January 1, 2001 - July 31, 2014                   0%                      79%                 21%
August 1, 2014 - October 31, 2016                 0%                      57%                 43%
Commencing November 1, 2016                       0%                       0%                100%

The State also owned Loy Yang A, a 2000-MW coal fired plant which lies adjacent to Loy Yang B, and the brown coal mine (located at the site) which provides coal to both power stations. On May 12, 1997, the State sold Loy Yang A and the brown coal mine to a consortium of CMS Energy Corp., NRG Energy, Inc. and local Australian investors. EMEA has entered into a 50-year agreement with the owner of Loy Yang A and the Loy Yang Mine for the supply of brown coal and infrastructure services to Loy Yang B. Loy Yang B will continue to be operated by Edison Mission Operation and Maintenance Loy Yang Pty Ltd (subsidiary of the Registrant) which has operated Loy Yang B since 1993.

On May 8, 1997, the Registrant also closed financing of 1.265 billion Australian dollars, the proceeds of which were used to repay Loy Yang B's existing debt facilities of 935.5 million Australian dollars with the balance to be used primarily to finance the acquisition and return equity to various affiliates of the Registrant. The financing consists of (1) a 490 million Australian dollars 15-year interest only term facility, (2) a 765 million Australian dollars 20-year amortizing term facility with principal repayments and interest payments scheduled quarterly commencing September 30, 1998 and (3) a 10 million Australian dollars working capital facility with a term equal to that of the 20-year amortizing term facility. The financing was structured on a non-recourse basis. Lenders look solely to the cash proceeds of Loy Yang B to repay the debt and have taken a security interest in the Loy Yang B Joint Venture assets (which includes the Loy Yang B project). The Registrant has also agreed to enter into interest rate swap agreements with the lenders to fix the interest rate applicable to each term facility.







ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. Financial statements pursuant to Item 7(a) are omitted because the required information is not applicable.

(B) PRO FORMA FINANCIAL INFORMATION. As of the date of filing of this Current Report on Form 8-K/A, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b)(2) of Form 8-K, such pro forma financial information will be filed by amendment to this Form 8-K/A no later than 60 days after this report on Form 8-K/A is required to be filed.


(C)  EXHIBITS.
EXHIBIT NO.                        DESCRIPTION
-----------                        -----------
2.2 Transaction Implementation Agreement, dated March 29, 1997 between The State Electricity Commission of Victoria, Edison Mission Energy Australia Limited, Loy Yang B Power Station Pty Ltd, Loy Yang Power Limited, The Honourable Alan Robert Stockdale, Leanne Power Pty Ltd and Edison Mission Energy.











                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          EDISON MISSION ENERGY
                                          ---------------------
                                               (Registrant)




                                          By JAMES V. IACO, JR.
                                            ---------------------------------
                                             SENIOR VICE PRESIDENT AND
                                              CHIEF FINANCIAL OFFICER



Date: May 22, 1997
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